EXHIBIT 32.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

with Respect to the Annual Report on Form 10-K

for the Year ended June 30, 2019

of mphase Technologies, Inc.

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of mphase Technologies, Inc., a New Jersey corporation (the “Company”), does hereby certify to the best of such officer’s knowledge, that:

●	the Annual Report on Form 10-K of the Company for the year ended June 30, 2019 (Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

●	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

Dated: October 15, 2019	/s/ Anshu Bhatnagar
Anshu Bhatnagar
President and Chief Executive Officer

Dated: October 15, 2019	/s/ Christopher Cutchens
Christopher Cutchens
Chief Financial Officer